EXHIBIT 15.1

October 25, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated October 25, 2013 on our review of interim financial information of Cabot Oil & Gas Corporation (the “Company”) for the three and nine month periods ended September 30, 2013 and 2012, and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2013, is incorporated by reference in its Registration Statements on Form S-3 (File Nos. 333-68350 and 333-83819) and Form S-8 (File Nos. 333-37632, 033-53723, 033-35476, 333-92264, 333-123166 and 333-135365).

Very truly yours,

/s/ PricewaterhouseCoopers LLP